Exhibit 3.1

RAMCO-GERSHENSON PROPERTIES TRUST

ARTICLES OF AMENDMENT

RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST: The Trust desires to, and does hereby, amend the declaration of trust of the Trust, as currently in effect (the “Declaration of Trust”), pursuant to Section 8-501(e)(2) of the Maryland REIT Law, by deleting therefrom in its entirety the existing Article II and inserting, in lieu thereof, the following new Article II:
ARTICLE II
NAME
The name of the Trust is:
RPT Realty
Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.”
SECOND: The foregoing amendment to the Declaration of Trust as set forth in these Articles of Amendment is limited to a change expressly authorized by Section 8-501(e)(2) of the Maryland REIT Law to be made without action by the shareholders, and was approved by a majority of the entire Board of Trustees of the Trust, without action by the shareholders of the Trust.
THIRD: These Articles of Amendment shall be effective at 12:01 a.m., Eastern Time, on November 13, 2018.
FOURTH: The undersigned President and Chief Executive Officer of the Trust acknowledges these Articles of Amendment to be the real estate investment trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer of the Trust acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and Chief Executive Officer, and attested to by its Secretary, on this 9th day of November, 2018.

ATTEST:	RAMCO-GERSHENSON PROPERTIES TRUST

By: /s/ MICHAEL P. FITZMAURICE	By: /s/ BRIAN L. HARPER
Name: Michael P. Fitzmaurice	Name: Brian L. Harper
Title: Secretary	Title: President and Chief Executive Officer